                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION OF
                                    8X8, INC.


                                    ARTICLE I

         The name of this corporation is 8x8, Inc. (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The Corporation shall have perpetual existence. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. Each share of Common Stock shall have $0.001 par value and each share of Preferred Stock shall have $0.001 per share. The total number of shares of Common Stock this corporation shall have authority to issue is 40,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 5,411,820. Of the Preferred Stock, 1,260,000 shares shall be designated Series A Preferred Stock ("Series A Preferred"), 1,100,000 shares shall be designated Series B Preferred Stock ("Series B Preferred"), 681,820 shares shall be designated Series C Preferred Stock ("Series C Preferred"), and 2,370,000 shares shall be designated Series D Preferred Stock ("Series D Preferred").

         The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

         The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

         1. Dividends.

                  (a) The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of (i) $0.05 per share per annum on each outstanding share of Series A Preferred, (ii) $0.20 per share per annum on each outstanding share of Series B Preferred, (iii) $1.10 per annum on each outstanding share of Series C Preferred and (iv) $0.55 per annum on each outstanding share of Series D Preferred, payable in preference and priority to any payment of any dividend on Common Stock for such year. The right to such dividends on the Preferred Stock shall not be cumulative. No dividend shall be paid on the Common Stock in any year, other than dividends payable solely in Common Stock, until all accrued dividends for such year have been declared and paid on the Preferred Stock. In the event that the Board of Directors shall have declared and paid, or set apart for payment, all dividends on the Preferred Stock at the rates specified in this section in any one fiscal year, and shall elect to declare additional dividends in that fiscal year out of funds legally available therefor, such additional dividends shall be declared and paid on each share of Preferred Stock at the same time as any dividends are declared and paid on the Common Stock, in an amount equal to the dividends paid on such number of shares of Common Stock into which such share of Preferred Stock, on the record date for such dividend payment, is convertible.

                  (b) Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Sections 151 and 160 of the Delaware General Corporation Law, to distributions made by the Corporation in connection with the repurchase of shares of Common issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements between the Corporation and such persons providing for the Corporation's right of said repurchase.

         2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

                  (a) The holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of the Common Stock by reason of their ownership of such stock, the amount of (i) $0.50 per share for each share of Series A Preferred then held by them, (ii) $2.00 per share for each share of Series B Preferred then held by them, (iii) $11.00 per share for each share of Series C Preferred then held by them and (iv) $5.50 per share for each share of Series D Preferred and, in addition, an amount equal to all declared but unpaid dividends on the Preferred Stock held by them. If the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the aggregate preferential amount that the shares of Preferred Stock then held by them bears to the aggregate preferential amount of all shares of Preferred Stock outstanding as of the date of the distribution upon the occurrence of such event. After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held.

                  (b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale of all or substantially all of the assets of the Corporation, or any other corporate reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the shareholders of this Corporation hold more than 50% of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization.

         3. Voting Rights. Except as otherwise required by law or by Section 5 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

         4. Conversion. The holders of the Preferred Stock have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) in the case of Series A Preferred by dividing $0.50 by the Series A Conversion Price, (ii) in the case of Series B Preferred by dividing $2.00 by the Series B Conversion Price, (iii) in the case of Series C Preferred by dividing $2.00 by the Series C Conversion Price, and
(iv) in the case of Series D Preferred by dividing $2.00 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The respective prices at which shares of Common Stock shall be deliverable upon conversion shall initially be $0.50 with respect to shares of Series A Preferred (the "Series A Conversion Price"), $2.00 with respect to shares of Series B Preferred (the "Series B Conversion Price"), $2.00 with respect to shares of Series C Preferred (the "Series C Conversion Price") and $2.00 with respect to the shares of Series D Preferred (the "Series D Conversion Price"). The term Conversion Price as used herein shall refer to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price. The initial Conversion Price of each series of Preferred Stock shall be subject to adjustment as hereinafter provided.

                  (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price to the public of not less than $5,000,000. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) Adjustments for Diluting Issues.

                        (i) Special Definitions. For purposes of this Section 4(d), the following definitions shall apply:

                              (1) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                              (2) "Original Issue Date" shall mean the date on
which the first share of the series of preferred stock to which an adjustment is to be determined was first issued.

                              (3) "Convertible Securities" shall mean securities
convertible into or exchangeable for Common Stock.

                              (4) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued):

                                    (A) upon the conversion of shares of
Preferred Stock authorized herein;

                                    (B) except as provided in Section
4(d)(iii)(1), at any time prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act") to officers, directors, and employees of, or consultants to, the Corporation pursuant to a stock grant, option plan or other employee stock incentive program approved by the Board of Directors in an aggregate amount of not more than 6,000,000 shares, appropriately adjusted for any stock split, stock dividend or other recapitalization, provided that any shares repurchased by the Corporation from officers, directors, employees and consultants at cost pursuant to the terms of stock repurchase agreements approved by the Board of Directors shall not, unless reissued, be counted as issued for purposes of this calculation; and

                                    (C) pursuant to any event for which
adjustment is made pursuant to subparagraph (vi), (vii) or (viii) of this
Section 4(d).

                        (ii) No Adjustment of Conversion Price. No adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless such adjustment shall result in a new Series B Conversion Price which is less than the Series B Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series B Preferred. No adjustment in the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless such adjustment shall result in a new Series C Conversion Price which is less than the Series C Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series C Preferred. No adjustment in the Series D Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless such adjustment shall result in a new Series D Conversion Price which is less than the Series D Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series D Preferred.

                        (iii) Deemed Issue of Additional Shares of Common Stock.

                              (1) Options and Convertible Securities. In the
event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that in any such case in which such Additional Shares of Common Stock are deemed to be issued:

                                    (A) except as provided in Section 4(d)(i)(4)
hereof, no further adjustment in the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, shall be made upon the subsequent exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) upon the expiration of any such Options
or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                          (I) in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                          (II) in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                    (D) no readjustment pursuant to clause (B)
or (C) above shall have the effect of increasing the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, to an amount which exceeds the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, on the original adjustment date.

                        (iv) Adjustment of Series B Conversion Price, Series C Conversion Price or Series D Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price for a share of Series B Preferred, the Series C Conversion Price for a share of Series C Preferred or the Series D Conversion Price for a share of Series D Preferred, as the case may be, in effect on the date of, and immediately prior to such issue, then and in such event, such Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this
Section 4(d)(iv), all shares of Common Stock issuable upon exercise of outstanding Options or conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 4(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                        (v) Determination of Consideration. For purposes of this
Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (1) Cash and Property: Such consideration shall:

                                    (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation prior to amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Corporation;

                                    (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                    (C) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                              (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                    (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained there in for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                    (B) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (vi) Adjustments for Subdivisions, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividends or otherwise), into a greater number of shares of Common Stock after the date of the filing of this Certificate of Incorporation, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock after the date of the filing of this Certificate of Incorporation, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                        (vii) Adjustments for Stock Dividends and Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 4 or as provided in Section 1(a), then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                        (viii) Adjustments for Reclassification, Exchange and Substitution. Except as provided in Section 2, upon any liquidation, dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

                  (e) No Impairment. Except as provided in Section 5, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

                  (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

                        (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                        (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                        (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

                              (1) at least 20 days' prior written notice of the
date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                              (2) in the case of the matters referred to in
(iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

         5. Covenants.

                  (a) In addition to any other rights provided by law, so long as at least fifty percent (50%) of the Preferred Stock shall be outstanding, as the case may be, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Preferred Stock voting together as one class (except that for the purposes of Sections 5(a)(i) through 5(a)(iii), if one series of Preferred Stock is affected in a manner different than another, a majority vote of each series of Preferred Stock so disproportionately affected, voting as a series, shall be required):

                        (i) amend or repeal any provision of the Corporation's Certificate of Incorporation;

                        (ii) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series of Preferred Stock;

                        (iii) reclassify any shares of Common Stock and any other shares of this Corporation other than the Preferred Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series of Preferred Stock;

                        (iv) merge with, or sell, lease, license, or otherwise dispose of all or substantially all of the Company's assets to, any other person or entity.

                  (b) For so long as 100% of the Series C Preferred sold to National Semiconductor Corporation is owned by National Semiconductor Corporation and none of such shares is converted to Common Stock, the holders of the Series C Preferred shall be entitled to elect one member of the Board of Directors. For so long as 100% of the Series D Preferred sold to Sanyo Semiconductor Corporation is owned by Sanyo Semiconductor Corporation and none of such shares is converted to Common Stock, the holders of the Series D Preferred shall be entitled to elect one member of the Board of Directors. The holders of Series A Preferred, Series B Preferred and Common Stock, voting together as a class, shall be entitled to elect the remaining members to the Board of Directors; provided that if the holders of Series C Preferred are not then entitled to vote separately to elect one member of the Board of Directors, they shall vote together with such class to elect the remaining members to the Board of Directors; provided further that if the holders of Series D Preferred are not then entitled to vote separately to elect one member of the Board of Directors, they shall vote together with such class to elect the remaining members to the Board of Directors.

                  (c) In the case of any vacancy in the office of the director elected by the Series C Preferred pursuant to the first sentence of Section 5(b) hereof, the holders of Series C Preferred may, if 100% of the Series C Preferred sold to National Semiconductor Corporation is then owned by National Semiconductor Corporation and 100% of the Series C Preferred is then outstanding, elect a successor to hold the office for the unexpired term of the director whose place shall be vacant by the affirmative vote of the holders of a majority of the shares of Series C Preferred. In the case of any vacancy in the office of the director elected by the Series D Preferred pursuant to the second sentence of Section 5(b) hereof, the holders of Series D Preferred may, if 100% of the Series D Preferred sold to Sanyo Semiconductor Corporation is then owned by Sanyo Semiconductor Corporation and 100% of the Series D Preferred is then outstanding, elect a successor to hold the office for the unexpired term of the director whose place shall be vacant by the affirmative vote of the holders of a majority of the shares of Series D Preferred.

         6. Status of Converted Stock. In case any shares of any series of Preferred Stock shall be repurchased or converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issued by this Corporation and this Certificate shall be deemed appropriately amended to effect the corresponding reduction in this Corporation's authorized Preferred Stock.


                                    ARTICLE V


         The name and mailing address of the incorporator is as follows:

                  Brett D. Byers
                  c/o Wilson, Sonsini, Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, California 94304-1050

                                   ARTICLE VI

         Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VII

         The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolution adopted from time to time by the Board of Directors.


                                  ARTICLE VIII

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                   ARTICLE IX

         (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         (b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

         (c) Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this
Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                    ARTICLE X

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Upon and after the effectiveness of the Company's registration statement filed under the Securities Act of 1993, as amended, in relation to the Company's initial public offering no action may be taken by the stockholder of the Corporation without a meeting, and no consents in lieu of a meeting may be taken pursuant to Section 228 of the Delaware Law. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

         Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.


                                   ARTICLE XII

         Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                                  ARTICLE XIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a Corporation pursuant to the Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on October 24, 1996.



                                             __________________________________
                                             Brett D. Byers